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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-______), of Premiere Technologies, Inc. and in the related prospectus of our report dated April 6, 1998, with respect to the consolidated financial statements of Xpedite Systems, Inc. for the three years ended December 31, 1997 included in the current report (Form 8-K/A) of Premiere Technologies, Inc., filed with the Securities and Exchange Commission on April 13, 1998.


/s/ Ernst & Young LLP
_____________________
MetroPark, New Jersey
May 5, 1998